Exhibit 24.1
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (the “Corporation”), hereby constitutes and appoints Scott A. Wolstein, Daniel B. Hurwitz and William H. Schafer, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity securities of the Corporation for the benefit of certain shareholders of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 13th day of October, 2009.

/s/ Scott A. Wolstein Scott A. Wolstein, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	/s/ James. C. Boland James C. Boland, Director

/s/ William H. Schafer William H. Schafer, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Robert H. Gidel Robert H. Gidel, Director

/s/ Christa A. Vesy Christa A. Vesy, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	/s/ Volker Kraft Volker Kraft, Director

/s/ Daniel B. Hurwitz Daniel B. Hurwitz, President, Chief Operating Officer and Director	/s/ Victor B. MacFarlane Victor B. MacFarlane, Director

/s/ Terrance A. Ahern Terrance R. Ahern, Director	/s/ Craig Macnab Craig Macnab, Director

/s/ Scott D. Roulston	/s/ Barry A. Sholem

Scott D. Roulston, Director	Barry A. Sholem, Director

/s/ William B. Summers William B. Summers, Jr., Director	/s/ Thomas Finne Thomas Finne, Director